UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2008

MESA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
410 North 44th Street, Suite 100
Phoenix, Arizona, 85008
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (602) 685-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01 Other Events.
     Attached hereto as Exhibit 99.1, which is incorporated herein by reference, is a copy of certain slides used in discussions with certain holders of Mesa Air Group Inc.’s (the “Company”) Senior Convertible Notes due 2023 (the “2023 Notes”) and Senior Convertible Notes due 2024 (the “2024 Notes” and, collectively with the 2023 Notes, the “Notes”), and that may be used in subsequent presentations to such noteholders. In connection with such discussions, the noteholders entered into non-disclosure agreements with the Company, which require the Company to disclose the attached information at this time.
     The attached material was provided to certain of the holders to illustrate the possible financial impact of a termination of the Delta Connection Agreement between the Company, Delta Air Lines, Inc. (“Delta”), and the Company’s wholly owned subsidiary, Freedom Airlines, Inc. (the “DAL Contract”) on the Company and the Company’s efforts to mitigate such impact.
     The forecasts set forth in the attached material assume that the Company’s flying under the DAL Contract would end in July 2008, which would only occur if we were to receive an unfavorable ruling in the Company’s ongoing litigation with Delta, and that the Company would be responsible for continuing expenses related to aircraft lease expenses, certain fixed maintenance obligations, furlough and personnel redundancy costs, retraining costs for flight crews and other general costs and expenses related to providing services under the DAL Contract.
     The attached materials also provide a forecast of potential mitigating actions and relief provided by the holders of the 2023 Notes, aircraft financing parties and other vendors. In general, these forecasts include a deferral of payment obligations under the 2023 Notes, return of aircraft and related parts and reduction in certain maintenance obligations with respect to the returned aircraft.
     This Current Report on Form 8-K, including the forecasts set forth in exhibit 99.1, contains various forward-looking statements that are based on assumptions made by and information currently available to management. The Company can give no assurance that such assumptions will prove to have been correct or, if they prove to be correct, will have the impact on the Company described in such forecasts. Such statements and forecasts are subject to certain risks, uncertainties and assumptions, many of which are beyond the control of the Company. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. The Company does not intend to update these forward-looking statements prior to its next filing with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Slides used in presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.

Date: May 21, 2008	By:	/s/ BRIAN S. GILLMAN
	Name:	Brian S. Gillman
	Title:	Executive Vice President and General Counsel